UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	October 27, 2008

Commission File Number	Name of Registrant, State of Incorporation, Address and Telephone Number	IRS Employer Identification Number
1-40	PACIFIC ENTERPRISES (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2020	94-0743670

1-1402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

1-3779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2008, Robert Schlax, age 53, was appointed as the Chief Financial Officer of San Diego Gas & Electric Company and Southern California Gas Company (the “Sempra Utilities”) effective October 30, 2008. He will also continue to serve as a Vice President and the Controller and Chief Accounting Officer of the Sempra Utilities.

Also on October 27, 2008, Mr. Schlax was appointed as a Vice President and the Controller, Chief Accounting Officer and Chief Financial Officer of Pacific Enterprises (“PE”) effective October 30, 2008.

The Sempra Utilities and PE are subsidiaries of Sempra Energy.

Before joining the Sempra Utilities as Vice President and Controller in 2005, Mr. Schlax was Chief Financial Officer, Treasurer and Vice President of Finance at Mercury Air Group, Inc.

Reflecting his increased responsibilities, Mr. Schlax’ annual salary has been increased to $259,140. He will participate at levels commensurate with his additional responsibilities in the Sempra Utilities’ Executive Incentive Plan (providing for performance-based annual cash bonuses), Sempra Energy’s Long-Term Performance Plan (providing for grants of equity and equity-based incentive awards) and other benefit plans and programs available to executive officers of the Sempra Utilities. These plans and programs are described in the Information Statement filed with the Securities and Exchange Commission by the Sempra Utilities and PE in connection with their respective annual meetings of shareholders held on April 15, 2008.

Mr. Schlax does not have any relationship with, and has not engaged in any transactions with, the Sempra Utilities or PE that would require disclosure pursuant to Items 401(d) or 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
(Registrant)

Date: October 31, 2008	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: October 31, 2008	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: October 31, 2008	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

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